CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2022, relating to the financial statements and financial highlights of Defiance Quantum ETF, Defiance Next Gen Connectivity ETF, Defiance Next Gen SPAC Derived ETF, Defiance Next Gen H2 ETF, Defiance Next Gen Altered Experience ETF, Defiance Hotel, Airline, and Cruise ETF, and Defiance Digital Revolution ETF, each a series of ETF Series Solutions, for the year ended December 31, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Defiance Indxx Junior Semiconductor ETF and Defiance Next Gen Conductivity ETF, each a series of ETF Series Solutions, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
April 26, 2022